HS3 Technologies, Inc.
Announces the Appointment of Ryder Gaston as President

DENVER, CO -- (MARKET WIRE) -- 03/05/08 -- HS3 Technologies, Inc. (OTCBB: HSTH), a worldwide provider of innovative security solutions announced today that Ryder Gaston has accepted the position as President of HS3 Technologies, Inc., assuming the responsibilities for the operations of the company. Mr. Gaston brings over 17 years experience in security management, sales enablement and operational management fields. For the past 11 months he has worked as an executive level consultant for the company helping to establish and increase sales.

During Mr. Gaston’s time with HS3 Technologies, sales have increased more than 500% to 1.05 million dollars in the 2nd quarter of this fiscal year, as recently reported in the company’s interim financial statements. For the previous 5 years he worked for one of the three largest software companies in the world. While in that position he played a pivotal role in generating millions of dollars in revenue and built a national practice for security investigative services. During his employment there Mr. Gaston contributed to an increase in revenue from $250K to $8M in the first year.

With the ability to leverage strong relationships in the fortune 500 and 1000 markets, Mr. Gaston consistently over-achieved sales revenue goals. Mr. Gaston also held various operational and management positions with the United States Air Force and two large security consulting firms. Additionally, he also held a Top Secret SCI clearance for the United States Air Force and was involved in security operations with the Joint Services Command and Air Combat Command.

“We are very pleased to have Mr. Gaston formally join the team at HS3, he brings specific industry knowledge and experience that will have a major impact in the direction and growth of the organization.” “Ryder’s relationships with high level security executives, partners and other security professionals will enhance and immediately identify new business opportunities while expanding our current customer base to new levels.” Stated Mark Lana, CEO of HS3 Technologies, Inc.

Mr. Gaston states “The next 6 months will truly establish HS3 as a trusted security solutions partner. With our strategic partnerships, custom solutions and advanced monitoring capabilities, we have the opportunity to truly impact the industry, and bring critical value to all of our clients.”

About HS3 Technologies, Inc.

HS3 Technologies, Inc. (HS3) is a national provider of innovative security solutions, headquartered in Denver, Colorado. HS3 provides technologies and services through a strong national dealer and distribution program and direct sales associates. Utilizing these resources, HS3 offers custom security solutions for commercial, residential, government and military applications. These state-of-the-art products include digital video recording technology (DVR), biometric access control (access control), video monitoring centers with certified monitoring agents, wireless mesh networks, logical security solutions and Tactical deployment solutions for remote requirements or covert surveillance requirements. All of these deployment systems can be monitored by our corporate agents and can be connected to HS3 Technologies by cellular networks, wireless networks, and Satellite networks. HS3 Technologies Inc. is bringing together technologies, services and people to provide complete awareness, anywhere, anytime to fulfill the increasing global security needs of today and tomorrow.

Forward-Looking Statement Disclaimer

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that Mr. Gaston’s appointment will have a major impact on the company’s growth, that his relationship will result in new business opportunities or that within the next six months the company will become a trusted security solution partner.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage technology company and its products and the entry into new markets for our products and services. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
HS3 Technologies, Inc.
Mark Lana, 303-455-2550
www.hs3tech.com